Exhibit 10.67

SECOND OMNIBUS AMENDMENT

This SECOND OMNIBUS AMENDMENT (this “Amendment”), dated as of July 30, 2009 (the “Effective Date”), by and among Averion International Corp., a Delaware corporation (the “Company”), on the one hand, and (i) the 2007 Buyers (defined below) holding at least sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the 2007 Notes (defined below) (a “2007 Required Majority”); and (ii) the 2008 Buyers (defined below) holding at least sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the 2008 Notes (defined below) (a “2008 Required Majority”), on the other hand, amends those certain Notes (defined below) entered into in connection with the 2007 Securities Purchase Agreement (defined below) and 2008 Securities Purchase Agreement (defined below) between the Company and each Buyer (defined below), as previously amended by that certain Omnibus Amendment (the “First Amendment”) dated March 13, 2008 (the “First Amendment Effective Date”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the 2007 Securities Purchase Agreement or the 2008 Securities Purchase Agreement, as applicable.

RECITALS

WHEREAS, the Company, on the one hand, and certain buyers, on the other hand (the “Initial 2007 Buyers”), previously entered into that certain Securities Purchase Agreement by and among the Company and the 2007 Buyers dated as of October 31, 2007 (the “2007 Securities Purchase Agreement”), pursuant to which the Company sold Twenty Four Million Dollars ($24,000,000) of senior secured notes to the Initial Buyers (the “Initial 2007 Notes”) and issued an aggregate of one hundred fifteen million two hundred thousand (115,200,000) shares of the Company’s common stock to the Initial 2007 Buyers;

WHEREAS, the Company, on the one hand, and certain additional buyers, on the other hand (the “Additional 2007 Buyers,” and together with the Initial 2007 Buyers, the “2007 Buyers”), previously entered into that certain Amendment to Securities Purchase Agreement and Joinder Agreement dated as of November 5, 2007, pursuant to which the Company sold an additional Two Million Dollars ($2,000,000) of senior secured notes to the Additional 2007 Buyers (the “Additional 2007 Notes,” and together with the Initial 2007 Notes, the “2007 Notes”) and issued an aggregate of nine million six hundred thousand (9,600,000) shares of the Company’s common stock to the Additional 2007 Buyers;

WHEREAS, the Company, on the one hand, and certain additional buyers, on the other hand (the “2008 Buyers,” and together with 2007 Buyers, the “Buyers”), previously entered into that certain Securities Purchase Agreement by and among the Company and the 2008 Buyers dated as of June 27, 2008 (the “2008 Securities Purchase Agreement”), pursuant to which the Company sold an additional Two Million Dollars ($2,000,000) of senior secured notes to the 2008 Buyers (the “2008 Notes”) and issued an aggregate of nine million six hundred thousand (9,600,000) shares of the Company’s common stock to the 2008 Buyers;

WHEREAS, the Company, the 2007 Buyers and the 2008 Buyers previously entered into the First Amendment pursuant to which: (A) the Company and a 2007 Required Majority amended Section 4(h) of the 2007 Securities Purchase Agreement to reflect that the Transaction Fee due to the 2007 Buyers upon the one (1) year anniversary of their respective Closing Dates was to be paid on March 13, 2008, at the option of each 2007 Buyer, either by: (i) paying to each 2007 Buyer an amount of cash equal to such 2007 Buyer’s Transaction Fee amount, or (ii) by issuing to each 2007 Buyer, in lieu of a cash payment equal to such 2007 Buyer’s Transaction Fee amount, a new senior secured note in principal amount equal to three percent (3%) of the Purchase Price of such 2007 Buyer’s Note and on the same terms and conditions as the 2007 Notes (the “New Notes, “and together with the 2007 Notes and the 2008 Notes, the “Notes”); and (B) the Company, a 2007 Required Majority and a 2008 Required Majority amended: (i) Section 4 of each Note to provide that the Quarterly Interest Payments for the calendar quarters commencing on October 1, 2008 and January 1, 2009 shall be due and payable by the Company to each Buyer on June 30, 2009; and (ii) provided that for a period of one (1) year after the First Amendment Effective Date, each Buyer waived any and all right to a Mandatory Prepayment Upon a Financial Covenant Test Failure as set forth in the Notes and waived any and all rights and remedies arising from any Financial Covenant Test Failure as set forth in the Notes, including, without limitation, rights and remedies arising if: (A) the Revenue Ratio is less than the Required Revenue Ratio; (B) the Net Book-to-Bill Ratio is less than the Required Net Book-to-Bill Ratio, (C) the EBITDA Ratio is less than the Required EBITDA Ratio, or (D) the Cash and Cash Equivalents are less than the Required Cash Amount (each as defined in the Notes);

WHEREAS, as of June 30, 2009, the Company owed an aggregate of One Million Nine Hundred Fifty Two Thousand Seven Hundred Sixty Dollars ($1,952,760) to the Buyers for Quarterly Interest Payments that had not been paid by the Company in accordance with the terms of the First Amendment (the “Past Interest Amount”);

WHEREAS, the Company, a 2007 Required Majority and a 2008 Required Majority now desire to: (i) provide that the Past Interest Amount shall be paid to the Buyers, on a pro rata basis, as follows: (i) Five Hundred Fifty Four Thousand Four Hundred Twelve Dollars ($554,412) on or before July 31, 2009; (ii) Six Hundred Ninety Two Thousand Thirty Nine Dollars ($692,039) on or before August 31, 2009; and (iii) Seven Hundred Six Thousand Three Hundred Nine Dollars ($706,309) on or before September 28, 2009, such that, on September 28, 2009, the Past Interest Amount shall be paid in full and in full satisfaction of the Past Interest Amount, it being understood that no additional interest shall accrue on the Past Interest Amount prior to its repayment; and (ii) waive any all rights and remedies with respect to any existing payment default under the Notes, including, without limitation, with respect to the Past Interest Amount;

WHEREAS, the Company, a 2007 Required Majority and a 2008 Required Majority also desire, subject to the terms and conditions of the Interest Payment Plan,  to: waive any and all rights and remedies with respect to any payment default under any Note that may occur prior to October 1, 2009 and further waive any and all other rights and remedies arising therefrom; and

WHEREAS, (i) pursuant to Section 6 of each 2007 Note, the Company and a 2007 Required Majority must consent to any amendment or waiver to the 2007 Notes, with any such amendment or waiver approved by the 2007 Required Majority binding on all 2007 Buyers; and (ii) pursuant to Section 6 of each 2008 Note, the Company and a 2008 Required Majority must consent to any amendment or waiver to the 2008 Notes, with any such amendment or waiver approved by the 2008 Required Majority binding on all 2008 Buyers.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A M E N D M E N T

1.                                       Amendments to Notes.

a.             Interest Payment Plan.  The Company shall pay the Past Interest Amount to the Buyers, on a pro rata basis, as follows: (i) Five Hundred Fifty Four Thousand Four Hundred Twelve Dollars ($554,412) on or before July 31, 2009; (ii) Six Hundred Ninety Two Thousand Thirty Nine Dollars ($692,039) on or before August 31, 2009; and (iii) Seven Hundred Six Thousand Three Hundred Nine Dollars ($706,309) on or before September 28, 2009, such that, on September 28, 2009, the Past Interest Amount shall be paid in full and in full satisfaction of

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the Past Interest Amount, it being understood that no additional interest shall accrue on the Past Interest Amount during such payment period.

b.             Waiver of Payment Defaults and Remedies.  Each Buyer hereby waives any all rights and remedies with respect to any existing payment default under the Notes, including, without limitation, with respect to the Past Interest Amount.  In addition, each Buyer hereby waives any and all rights with respect to any payment default under any Note that may occur prior to October 1, 2009 and further waives any and all other rights and remedies arising there from provided all amounts due pursuant to the Interest Payment Plan in paragraph 1 a. above are timely paid.

2.                                       Full Force and Effect.  Except as modified above, all other terms and provisions of the Notes shall remain in full force and effect in accordance with their terms.

3.                                       Miscellaneous.

a.             Agreement Amended.  Subject to the provisions of this Section 3, this Amendment shall be deemed to be an amendment to the Notes.  All references to the Notes in any other document, instrument, agreement or writing hereafter shall be deemed to refer to the Notes as amended hereby.  In the event of a conflict between the terms of the Notes and this Amendment, the terms of this Amendment shall control.

b.             Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Company, the Buyers and their respective successors and assigns.

c.             Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles.

d.             Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one document.  This Amendment may be executed and transmitted via facsimile or electronic transmission in PDF form with the same validity as if it were an ink-signed document.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company, a 2007 Required Majority and a 2008 Required Majority have caused this SECOND OMNIBUS AMENDMENT to be duly executed as of the Effective Date.

COMPANY:

AVERION INTERNATIONAL CORP.

By:	/s/ Lawrence R. Hoffman
Name: Lawrence R. Hoffman
Title: Chief Financial Officer

[Company Signature Page to Second Omnibus Amendment]

BUYERS:

Executed with respect to all Notes held by such Buyer:

COMVEST INVESTMENT PARTNERS II LLC, a Delaware limited liability company

By:	/s/ Cecilio Rodriguez
Name:	Cecilio Rodriguez
Title:	CFO

CUMULUS INVESTORS, LLC, a Nevada limited liability company

By:	/s/ Mohammad Garib
Name:	Mohammad Garib
Title:	Manager

/s/ Philip T. Lavin, P.H.D.
PHILIP T. LAVIN, PH.D., in his individual capacity

/s/ Dr. Gene Resnick
DR. GENE RESNICK, in his individual capacity

MICROCAPITAL FUND, LTD., a Cayman-domiciled investment corporation

By:	/s/ Tim Creutz
Name:	Tim Creutz
Title:	Vice President

MICROCAPITAL FUND LP, a Delaware limited partnership

By:	/s/ Tim Creutz
Name:	Tim Creutz
Title:	Vice President

[Buyer Signature Page to Second Omnibus Amendment]